UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 3, 2022

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey 07890
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $2 per share	SIGI	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.60% Non-Cumulative Preferred Stock, Series B, without par value	SIGIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 2 – Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On August 3, 2022, Selective Insurance Group, Inc. (the “Company”) issued a press release announcing results for the second quarter ended June 30, 2022. The press release is attached hereto as Exhibit 99.1.

Section 7 – Regulation FD

Item 7.01.    Regulation FD Disclosure.

Attached as Exhibit 99.2 is supplemental financial information about the Company.

The information contained in Item 2.02 and Item 7.01 of this report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The Company makes no admission as to the materiality of any information in this report or the exhibits attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description of Exhibit

    99.1     Press Release of Selective Insurance Group, Inc. dated August 3, 2022
    99.2     Financial Supplement, Second Quarter 2022
    104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date:	August 3, 2022	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel